UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

PepsiCo, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 253-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Attached as Exhibit 100 to this report are documents that contain information from PepsiCo, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 25, 2006 (the “10-Q”), filed with the Securities and Exchange Commission on April 26, 2006, formatted in XBRL (eXtensible Business Reporting Language). Also, attached to this report is PepsiCo, Inc.’s Intelligent Financial Statement™ which is a supplemental PDF that contains information from the 10-Q and embeds XBRL financial data in a viewable and printable document. By moving your mouse over the displayed data, pop-up CoreFiling TagTips™ will show you how the data is internally expressed as XBRL.

Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of PepsiCo, Inc. The purpose of submitting these XBRL formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official version of the furnished documents and not rely on this information in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100 and the supplemental PDF, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

EX-100.INS	XBRL Report Instance Document
(File name: pep-20060531.xml)
EX-100.SCH	XBRL Taxonomy Extension Schema Document
(File name: pep-20060509.xsd)
EX-100.PRE	XBRL Taxonomy Presentation Linkbase Document
(File name: pep-20060509_pre.xml)
EX-100.CAL	XBRL Taxonomy Calculation Linkbase Document
(File name: pep-20060509_cal.xml)
EX-100.LAB	XBRL Taxonomy Label Linkbase Document
(File name: pep-20060509_lab.xml)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

By: /s/ ROBERT E. COX
Name: Robert E. Cox Title: Vice President, Deputy General Counsel and Assistant Secretary

DATE: May 31, 2006